EXHIBIT 99.1

NEWS RELEASE

              CALLIDUS SOFTWARE REPORTS THIRD QUARTER 2005 RESULTS
                            Q3 REVENUES $17.1 MILLION

SAN JOSE, Calif., October 27, 2005-- Callidus Software Inc. (NASDAQ: CALD), the leader in Enterprise Incentive Management (EIM), today announced financial results for the third quarter ended September 30, 2005.

Total third quarter revenues were $17.1 million, an increase of 36% compared to prior quarter revenues of $12.6 million, and an increase of 23% compared to third quarter 2004 revenues of $13.9 million. Third quarter net loss was $0.9 million, or ($0.03) per share, compared to a net loss of $3.7 million, or ($0.14) per share, for the prior quarter and a net loss of $4.4 million, or ($0.18) per share for the third quarter of 2004.

Non-GAAP net loss for the third quarter was also $0.9 million, or ($0.03) per share, as compared to non-GAAP net loss of $3.3 million, or ($0.13) per share in the prior quarter and non-GAAP net loss of $2.5 million, or ($0.10) per share in the third quarter of 2004. A reconciliation between GAAP and non-GAAP information is contained in the attached tables.

Cash and investments totaled $60.5 million at September 30, 2005, an increase of $0.7 million since the beginning of 2005.

"We made encouraging progress during the third quarter. Quarterly license revenues were at an eighteen month high and maintenance and service revenues exceeded our target for the quarter. Operating expenses were higher than our targeted range, primarily due to higher commission expense," said Robert Youngjohns, president and CEO of Callidus Software. "These results reflect our ability to meet the most complex EIM requirements and help our customers drive revenue and profits through effective use of incentive compensation programs."

RECENT BUSINESS HIGHLIGHTS

    o Callidus announced Hewlett-Packard selected its TrueComp(R) solution to manage incentive compensation programs for its worldwide direct and indirect sales channels. Other customers selecting Callidus solutions included AutoNation, EBI Medical Systems and National City Corporation.

    o Callidus held its fifth annual user conference, Callidus TrueConnection(TM), which included 400 attendees from 90 companies and nine partner organizations, including a record number of prospective customers. Customers and partners who presented included Accenture, Allstate Insurance, Blue Cross and Blue Shield of Florida, Compensation Technologies, CUNA Mutual, Novell, Sprint, Sun Microsystems and Telus.

    o Callidus announced two new products, TrueComp Enterprise(TM), its fifth generation product, and Callidus TrueAnalytics(TM), a new product that provides executives personalized insight to monitor and drive sales performance.

    o Callidus announced TrueSuccess(TM), a suite of service offerings that it plans to deliver in conjunction with its partners to ensure that customers can get value quickly from Callidus products through accelerated implementation or a hosted offering.

    o Callidus also announced its roadmap for future products including Producer Administration, Quota Management and Service Oriented Architecture offerings for connection to legacy systems of record.

    o Callidus added two new executives, Shanker Trivedi as vice president, Chief Marketing Officer and Andrew Armstrong, vice president, EMEA Sales. Callidus also announced the appointment of Michele Patton to its board of directors.

Q3 2005 FINANCIAL HIGHLIGHTS

    o License revenues were $5.8 million, increasing 347% from $1.3 million in the prior quarter and increasing 150% from $2.3 million in the third quarter of 2004.

    o Maintenance and service revenues were $11.3 million, equal to the prior quarter and down 3% year-over-year. o Maintenance and service gross margin was 31%, down from 32% in Q2 2005 and down from 34% in Q3 2004. License gross margin was 99%, up from 93% in Q2 2005 and 96% in Q3 2004.

    o Operating expenses were $10.5 million compared to $9.0 million in Q2 2005 and $10.8 million in Q3 2004. Non-GAAP operating expenses were also $10.5 million, compared to non-GAAP operating expenses of $8.5 million in Q2 2005 and $9.1 million in Q3 2004.

    o Cash and investments totaled $60.5 million at September 30, 2005 as compared to $59.4 million at June 30, 2005.

Q4 2005 FINANCIAL OUTLOOK

    o The Home Depot, the second largest retailer in the U.S., purchased Callidus' TrueComp and TrueInformation products earlier this month. We are encouraged by this start to the fourth quarter; however, we are not offering guidance on license revenues.

    o Maintenance and service revenues are expected to be between $10.8 million and $11.3 million with a related gross margin between 30% and 32%. This outlook reflects underlying growth balanced by reduced billing hours during the holiday season.

    o Operating expenses are expected to be between $10.4 million and $10.9 million. Non-GAAP operating expenses, which exclude stock-based compensation, are expected to be between $10.6 million and $11.1 million. Stock-based compensation is expected to be a negative $0.2 million resulting from the reversal of previously recognized expense on pre-IPO stock options that will be canceled as a result of the departure of the company's former vice president of marketing.

CONFERENCE CALL

Callidus Software's third quarter 2005 conference call is scheduled for 1:30 p.m. Pacific Daylight Time (PDT), on Thursday, October 27, 2005. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial-in number is 800-798-2796 (international +1-617-614-6204), passcode 29683830.

A telephone playback and webcast replay of the conference call will be available after 3:30 p.m. PDT on October 27, 2005 through November 10, 2005. The telephone replay will be available by calling 888-286-8010 (international:
+1-617-801-6888), passcode 84459039. The webcast replay will be available at the Investor Relations section of Callidus' website under Calendar of Events.

ABOUT CALLIDUS SOFTWARE

Founded in 1996, Callidus Software Inc. (www.callidussoftware.com) is a leading Enterprise Incentive Management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp Grid architecture, Callidus Software delivers an EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, Dun & Bradstreet, IBM, SBC Communications and Sun Microsystems. Callidus Software is publicly traded on the NASDAQ under the symbol CALD.

NON-GAAP FINANCIAL MEASURES

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States. The non-GAAP financial results exclude stock-based compensation expense and 2004 financial results also exclude restructuring expenses and settlement costs and insurance proceeds associated with the discontinuation of our TruePerformance product. The non-GAAP financial measures provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization. A reconciliation between GAAP and non-GAAP financial measures is included in the accompanying tables.

NOTE ON FORWARD-LOOKING STATEMENTS

The forward looking statements included in this press release, including with respect to statements on the expected development and capabilities of service and product offerings including TrueSuccess, Producer Administration, Quota Management and Service Oriented Architecture offerings, fourth quarter maintenance and service revenues and associated gross margin and estimates of fourth quarter operating expenses and stock-based compensation, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in executive management, timing of software license orders, management's ability to successfully implement its business plan, including the initiatives stated in the press release above, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K and Form 10-Qs, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

(C) 2005 by Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                                       ###

INVESTOR RELATIONS CONTACT:                              PRESS CONTACT:
Jon Pexton                                               Jock Breitwieser
408-808-6577                                             408-975-6683
ir@callidussoftware.com                                  pr@callidussoftware.com

                             CALLIDUS SOFTWARE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except for per share data)
                                   (unaudited)

                                                          THREE MONTHS ENDED              NINE MONTHS ENDED
                                                            SEPTEMBER 30,                   SEPTEMBER 30,
                                                     ----------------------------    ----------------------------
                                                         2005            2004            2005            2004
                                                     ------------    ------------    ------------    ------------
REVENUES:
  License revenues                                   $      5,787     $     2,317     $    10,582     $     8,745
  Maintenance and service revenues                         11,311          11,621          33,632          34,889
                                                     ------------    ------------    ------------    ------------
    Total revenues                                         17,098          13,938          44,214          43,634

COST OF REVENUES:
  License revenues                                             76              88             259             637
  Maintenance and service revenues                          7,750           7,680          22,614          24,674
  Impairment of purchased technology                            -               -               -           1,800
                                                     ------------    ------------    ------------    ------------
    Total cost of revenues                                  7,826           7,768          22,873          27,111
                                                     ------------    ------------    ------------    ------------
Gross profit                                                9,272           6,170          21,341          16,523

OPERATING EXPENSES:
  Sales and marketing                                       5,153           4,455          13,114          16,200
  Research and development                                  3,108           3,020           8,897          10,606
  General and administrative                                2,235           1,231           6,577           5,977
  Impairment of intangible assets                               -               -               -           1,994
  Restructuring expenses                                        -           1,488               -           1,488
  Stock-based compensation                                     51             620             914           5,085
                                                     ------------    ------------    ------------    ------------
    Total operating expenses                               10,547          10,814          29,502          41,350
                                                     ------------    ------------    ------------    ------------
Operating loss                                             (1,275)         (4,644)         (8,161)        (24,827)
Interest and other income, net                                407             310           1,072             759
                                                     ------------    ------------    ------------    ------------
Loss before provision for income taxes                       (868)         (4,334)         (7,089)        (24,068)
Provision for income taxes                                     38              25              29              75
                                                     ------------    ------------    ------------    ------------
Net loss                                             $       (906)   $     (4,359)   $     (7,118)   $    (24,143)
                                                     ============    ============    ============    ============
Basic net loss per share                             $      (0.03)   $      (0.18)   $      (0.27)   $      (1.00)
Diluted net loss per share                           $      (0.03)   $      (0.18)   $      (0.27)   $      (1.00)
                                                     ============    ============    ============    ============
Shares used in basic per share computation                 26,425          24,489          26,636          24,228
                                                     ============    ============    ============    ============
Shares used in diluted per share computation               26,425          24,489          26,636          24,228
                                                     ============    ============    ============    ============

                             CALLIDUS SOFTWARE INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                                      SEPTEMBER 30,     DECEMBER 31,
                                                          2005              2004
                                                     --------------    --------------
ASSETS
Current assets:
  Cash and cash equivalents                          $       16,809    $        7,651
  Short-term investments                                     43,696            52,166
  Accounts receivable, net                                    9,319            12,126
  Prepaid and other current assets                            1,610             1,868
                                                     --------------    --------------
    Total current assets                                     71,434            73,811

Property and equipment, net                                   2,913             3,361
Deposits and other assets                                     1,540             1,317
                                                     --------------    --------------
    Total assets                                     $       75,887    $       78,489
                                                     ==============    ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                   $        1,059    $        1,904
  Current portion of long-term debt                              --               471
  Accrued payroll and related expenses                        3,879             3,827
  Accrued expenses                                            2,171             1,881
  Deferred revenue                                            8,292             6,856
                                                     --------------    --------------
    Total current liabilities                                15,401            14,939

Long-term debt, less current portion                             --                48
Deferred rent                                                   354               292
Long-term deferred revenue                                      361               178
                                                     --------------    --------------
    Total liabilities                                        16,116            15,457
                                                     --------------    --------------
Stockholders' equity
  Common stock                                                   27                26
  Additional paid-in capital                                186,845           184,443
  Deferred stock-based compensation                            (862)           (2,316)
  Accumulated other comprehensive income                        108               108
  Accumulated deficit                                      (126,347)         (119,229)
                                                     --------------    --------------
    Total stockholders' equity                               59,771            63,032
                                                     --------------    --------------
    Total liabilities and stockholders' equity       $       75,887    $       78,489
                                                     ==============    ==============

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                         QUARTER OVER QUARTER COMPARISON

                    (In thousands, except for per share data)
                                   (unaudited)

                                                      THREE MONTHS ENDED                        THREE MONTHS ENDED
                                                      SEPTEMBER 30, 2005                           JUNE 30, 2005
                                           ---------------------------------------   ---------------------------------------
                                                           NON-GAAP                                  NON-GAAP
                                              GAAP       ADJUSTMENTS     NON-GAAP        GAAP      ADJUSTMENTS     NON-GAAP
                                           -----------   -----------   -----------   -----------   -----------   -----------
REVENUES:
  License revenues                         $     5,787                 $     5,787   $     1,295                 $     1,295
  Maintenance and service revenues              11,311                      11,311        11,320                      11,320
                                           -----------                 -----------   -----------                 -----------
    Total revenues                              17,098                      17,098        12,615                      12,615

Cost of revenues:
  License revenues                                  76                          76            86                          86
  Maintenance and service revenues               7,750                       7,750         7,684                       7,684
                                           -----------                 -----------   -----------                 -----------
    Total cost of revenues                       7,826                       7,826         7,770                       7,770
                                           -----------                 -----------   -----------                 -----------
Gross profit                                     9,272                       9,272         4,845                       4,845

OPERATING EXPENSES:
  Sales and marketing                            5,153                       5,153         3,549                       3,549
  Research and development                       3,108                       3,108         2,838                       2,838
  General and administrative                     2,235                       2,235         2,140                       2,140
  Stock-based compensation                          51(a)        (51)            -           423(a)       (423)            -
                                           -----------                 -----------   -----------                 -----------
    Total operating expenses                    10,547                      10,496         8,950                       8,527
                                           -----------                 -----------   -----------                 -----------
Operating loss                                  (1,275)                     (1,224)       (4,105)                     (3,682)

Interest and other income, net                     407                         407           353                         353
                                           -----------                 -----------   -----------                 -----------
Loss before provision for income taxes            (868)                       (817)       (3,752)                     (3,329)

Provision (benefit) for income taxes                38                          38           (34)                        (34)
                                           -----------                 -----------   -----------                 -----------
Net loss                                   $      (906)                $      (855)  $    (3,718)                $    (3,295)
                                           ===========                 ===========   ===========                 ===========
Diluted net loss per share                 $     (0.03)                $     (0.03)  $     (0.14)                $     (0.13)
                                           ===========                 ===========   ===========                 ===========
Shares used in diluted per
 share computation                              26,425                      26,425        26,144                      26,144
                                           ===========                 ===========   ===========                 ===========

----------
(a)  Non-cash stock based compensation

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                    YEAR OVER YEAR COMPARISON OF THE QUARTER

                    (In thousands, except for per share data)
                                   (unaudited)

                                                      THREE MONTHS ENDED                        THREE MONTHS ENDED
                                                      SEPTEMBER 30, 2005                        SEPTEMBER 30, 2004
                                           ---------------------------------------   ---------------------------------------
                                                           NON-GAAP                                  NON-GAAP
                                              GAAP       ADJUSTMENTS     NON-GAAP        GAAP      ADJUSTMENTS     NON-GAAP
                                           -----------   -----------   -----------   -----------   -----------   -----------
REVENUES:
  License revenues                         $     5,787                 $     5,787   $     2,317  (b)      150   $     2,467
  Maintenance and service revenues              11,311                      11,311        11,621                      11,621
                                           -----------                 -----------   -----------                 -----------
     Total revenues                             17,098                      17,098        13,938                      14,088

COST OF REVENUES:
  License revenues                                  76                          76            88                          88
  Maintenance and service revenues               7,750                       7,750         7,680                       7,680
                                           -----------                 -----------   -----------                 -----------
     Total cost of revenues                      7,826                       7,826         7,768                       7,768
                                           -----------                 -----------   -----------                 -----------
Gross profit                                     9,272                       9,272         6,170                       6,320

OPERATING EXPENSES:
  Sales and marketing                            5,153                       5,153         4,455                       4,455
  Research and development                       3,108                       3,108         3,020                       3,020
  General and administrative                     2,235                       2,235         1,231(c)        375         1,606
  Restructuring expenses                             -                           -         1,488(d)     (1,488)            -
  Stock-based compensation                          51(a)        (51)            -           620(a)       (620)            -
                                           -----------                 -----------   -----------                 -----------
      Total operating expenses                  10,547                      10,496        10,814                       9,081
                                           -----------                 -----------   -----------                 -----------
Operating loss                                  (1,275)                     (1,224)       (4,644)                     (2,761)

Interest and other income, net                     407                         407           310                         310
                                           -----------                 -----------   -----------                 -----------
Loss before provision for income taxes            (868)                       (817)       (4,334)                     (2,451)

Provision for income taxes                          38                          38            25                          25
                                           -----------                 -----------   -----------                 -----------
Net loss                                   $      (906)                $      (855)  $    (4,359)                $    (2,476)
                                           ===========                 ===========   ===========                 ===========
Diluted net loss per share                 $     (0.03)                $     (0.03)  $     (0.18)                $     (0.10)
                                           ===========                 ===========   ===========                 ===========
Shares used in diluted per share
 computation                                    26,425                      26,425        24,489                      24,489
                                           ===========                 ===========   ===========                 ===========

----------

(a)  Non-cash stock based compensation
(b) Customer settlement for discontinuance of TruePerformance product
(c) Insurance proceeds from TruePerformance related claim
(d) Reduction in force and discontinuance of TruePerformance product